UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

Virpax Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40064	82-1510982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(Address of principal executive offices, including zip code)

(610) 727-4597

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.00001 per share	VRPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.01 Changes in Company’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On September 20, 2024, the auditor of Virpax Pharmaceuticals, Inc. (the “Company”), EisnerAmper LLP (“EisnerAmper”), resigned as the Company’s independent registered public accounting firm. EisnerAmper’s audit report on the Company’s financial statements as of and for the fiscal years ended December 31, 2023 and December 31, 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except that such audit report did include an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years, there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EisnerAmper, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We furnished a copy of this disclosure to EisnerAmper and requested EisnerAmper to furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

(b)	Engagement of New Independent Registered Public Accounting Firm

On September 24, 2024, the Company’s Audit Committee approved, and the Company’s Board of Directors (the “Board”) ratified, the engagement of Bush & Associated CPA LLC (the “New Auditor”), and appointed the New Auditor as the Company’s independent registered public accounting firm as of September 24, 2024. During the past two fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through September 25, 2024, neither the Company nor anyone on the Company’s behalf consulted with the New Auditor with respect to either (i)(a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on financial statements, and no written report nor oral advice was provided to the Company that the New Auditor concluded was an important factor that the Company consider in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a “disagreement” or a “reportable event” (as these terms are defined in Item 304(a)(1) of Regulation S-K and the related instructions).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2024, Eric Floyd, Chairman of the Board, notified the Company of his intention to resign from the Board, effective immediately. Mr. Floyd expressed disagreements with the Board’s execution of policies, practices, and operations. Specifically, his concerns included salary reductions and the elimination of directors’ and officers’ insurance, which Mr. Floyd believed could jeopardize the retention of key personnel, expose directors and officers to personal liability, and severely impact the Company’s financial condition. In light of these disagreements, Mr. Floyd also resigned from his roles as Chairman of the Board, Chairman of the Scientific Technology Committee, Chairman of the Compensation Committee, and as a member of the Audit Committee.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from EisnerAmper LLP regarding change in certifying accountant
17.1	Eric Floyd resignation letter
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRPAX PHARMACEUTICALS, INC.

Dated: September 25, 2024	By:	/s/ Vinay Shah
Vinay Shah
Chief Financial Officer